Exhibit 4.2


                    TWELFTH AMENDMENT AND WAIVER TO
                 AMENDED AND RESTATED CREDIT AGREEMENT


          TWELFTH AMENDMENT AND WAIVER (the "Amendment"), dated as of June
27, 1997 among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit
Parties"), THE CHASE MANHATTAN BANK (as successor to CHEMICAL BANK), individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks").
All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                           W I T N E S S E T H :


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amendment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993, the Fifth Amendment dated as of February 23, 1994, the Sixth Amendment dated as of August 16, 1994, the Seventh Amendment dated as of January 24, 1995, the Eighth Amendment dated as of February 1, 1995, the Ninth Amendment dated as of June 1, 1995, the Tenth Amendment dated as of September 25, 1996 and the Eleventh Amendment dated as of January 10, 1997 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein provided;


          NOW THEREFORE, it is agreed:

          1. On the Twelfth Amendment Effective Date, Section 4.02(h) of the Credit Agreement is hereby waived with respect to Dexion (Australia) Pty. Ltd. to the extent necessary to allow Dexion (Australia) Pty. Ltd. to repay (i) first, its outstanding Subsidiary Revolver B Loan and then
(ii) second, its Subsidiary Term Loan, with proceeds received from its incurrence of Indebtedness pursuant to Section 8.05(n).

          2. On the Twelfth Amendment Effective Date, Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (viii) thereof, (ii) deleting the period appearing at the end of clause (ix) and inserting "; and" in lieu thereof and (iii) inserting the following new clause (x) after clause (ix):

          "(x) Liens securing Indebtedness incurred by Dexion (Australia) Pty. Ltd. pursuant to Section 8.05(n)."

          3. On the Twelfth Amendment Effective Date, Section 8.05 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (l) thereof, (ii) deleting the period appearing at the end of clause (m) and inserting "; and" in lieu thereof and (iii) inserting the following new clause (n) after clause (m):

          "(n) Indebtedness incurred by Dexion (Australia) Pty. Ltd., not to exceed AUS$17,250,000 at any one time outstanding, from the time after the Twelfth Amendment Effective Date, so long as in connection with the first incurrence of such Indebtedness, Dexion (Australia) Pty. Ltd. shall pay off its outstanding Subsidiary Revolving B Loan (and which such Subsidiary Revolving B Loan may not be reborrowed) and its outstanding Subsidiary Term Loan, and upon the repayment by Dexion (Australia) Pty. Ltd. of such Loans, (i) it shall cease to be a Subsidiary Borrower under this Agreement and (ii) any security interests in collateral of Dexion (Australia) Pty. Ltd. securing such Loans shall be released and the Administrative Agent shall be authorized to execute all necessary documentation to effect such releases."

          4. On the Twelfth Amendment Effective Date, Section 8.14 of the Credit Agreement is hereby amended by (i) inserting the following parenthetical immediately after the first appearance of the word
"Subsidiaries" in clause (II) thereof:

          "(other than Dexion (Australia) Pty. Ltd.)".

          5. On the Twelfth Amendment Effective Date, Section 10 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

          "Australian Dollars" and the sign "AUS$" shall each mean freely transferable lawful money of Australia (expressed in Australian dollars).

          "Twelfth Amendment Effective Date" shall have the meaning provided in the Twelfth Amendment to the Credit Agreement dated as of June 27, 1997."

          6. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Twelfth Amendment Effective Date as defined in
Section 10 below, both before and after giving effect to this Amendment, is true and correct in all material respects, and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in Section 7.10(b) of the Credit Agreement.

          7. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          10. This Amendment shall become effective on the date (the "Twelfth Amendment Effective Date") when each of the following conditions shall have been satisfied:

          (a) On or prior to the Twelfth Amendment Effective Date, the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent; and

          (b) The Company shall have paid all fees and expenses (including legal fees and expenses) then due and owing to the Administrative Agent.

          11. From and after the Twelfth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

                                 *   *   *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 THE INTERLAKE CORPORATION



                                 By /s/Stephen Gregory
                                   Title:  Vice President-Finance


                                 SUBSIDIARY BORROWERS



                                 DEXION (AUSTRALIA) PTY. LTD.
                                 A.C.N. 000 083 956



                                 By /s/ Stephen R. Smith
                                   Title:  Authorized Agent


                                 S.A. DEXION-REDIRACK N.V.



                                 By /s/Stephen R. Smith
                                   Title:  Authorized Agent


                                 DEXION INTERNATIONAL LIMITED



                                 By /s/Stephen R. Smith
                                   Title:  Authorized Agent



                                 DEXION GmbH



                                 By /s/Stephen Gregory
                                   Title:  Authorized Agent


                                 THE INTERLAKE CORPORATION EMPLOYEE
                                 STOCK OWNERSHIP TRUST, acting by
                                 and through the LASALLE NATIONAL
                                 BANK, not in its individual or
                                 corporate capacity (except for the
                                 representations and warranties
                                 contained in Section 6.01(b)(y) of
                                 the Credit Agreement) but solely in
                                 its capacity as ESOP Trustee



                                 By /s/ Jeffrey S. Schiedemeyer
                                   Title:  Vice President


                              BANKS


                              THE CHASE MANHATTAN BANK
                              Individually, and as
                              Administrative Agent



                              By /s/Timothy Storms
                                Title: Managing Director


                              THE FIRST NATIONAL BANK
                              OF CHICAGO
                              Individually, and as Co-Agent



                              By Karen F. Kizer
                              Title:  Senior Vice President


                              THE MITSUI TRUST AND BANKING
                              COMPANY LIMITED



                              By /s/Yoshiki Karatau
                                Title:  Deputy General Manager


                              NATIONAL BANK OF CANADA



                              By /s/Leroy A. Irvin
                                 Title:  Vice President

                                 /s/C.F.(Boot) Martin, Jr.
                                 Vice President & Manager



                              By_________________________
                                Title:

                              NATIONAL WESTMINSTER BANK PLC



                              By /s/David Yewer
                                Title:Senior Vice President


                              BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION



                              By /s/Lewis W. Solimene, Jr.
                                Title:Senior Vice President


                              BANK OF AMERICA ILLINOIS



                              By /s/Lewis W. Solimene,Jr.
                                Title:Senior Vice President


                              THE FUJI BANK, LIMITED



                              By /s/Tetsuo Kamatsu(K-219)
                                Title:Joint General Manager


                              THE NIPPON CREDIT BANK, LTD.



                              By_______________________
                                Title:


                              THE BANK OF NOVA SCOTIA



                              By /s/A.S. Norsworthy
                                Title:Sr. Team Leader-Loan Operations


                              BANK OF YOKOHAMA



                              By_______________________
                                Title:


                              GIROCREDIT BANK AG
                              DER SPARKASSEN,
                              CAYMAN ISLAND BRANCH



                              By/s/John Redding
                                Title: VP

                              By/s/Richard Stone
                                Title: FVP



                              By_______________________
                                Title:


                              SENIOR DEBT PORTFOLIO

                              By Boston Management and
                              Research, as Investment Advisor


                              By /s/Scott Page
                                Title:Vice President


                              LEHMAN COMMERCIAL PAPER INC.



                              By /s/Michele Swanson
                                Title:Authorized Signatory


                              RESTRUCTURED OBLIGATIONS
                              BACKED BY SENIOR ASSETS, B.V.

                              By Chancellor LGT Senior Secured
                                 Management, Inc. as Portfolio
                                 Advisor


                              By /s/Christopher A. Bondy
                                Title:Vice President



                              STICHTING RESTRUCTURED
                              OBLIGATIONS BACKED BY SENIOR
                              ASSETS 2, (ROSA 2)

                              By Chancellor LGT Senior Secured
                                 Management, Inc. as Portfolio
                                 Advisor


                              By_________________________
                                Title:



                              CERES FINANCE LTD.



                              By /s/John M. Cullinane
                                Title:Director


                              MFS HIGH INCOME FUND



                              By_______________________
                                Title:



   ACCEPTED AND CONSENTED TO:


   INTERLAKE DRC LIMITED



   By/s/ Stephen Gregory
     Title: Authorized Agent


   DEXION GROUP PLC



   By /s/ Stephen R. Smith
     Title: Authorized Agent